EXHIBIT 4.16

CONSENT AND CONVERSION AGREEMENT
This CONSENT AND CONVERSION AGREEMENT, dated as of February 22, 2017 (this “Agreement”), is entered into by and among Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), and the holders of the outstanding Series A Preferred Units (as defined in the Partnership Agreement) in the Partnership set forth on Schedule A hereto (each, a “Holder” and, collectively, the “Holders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 14, 2016 (as amended, restated or supplemented, the “Partnership Agreement”).
WHEREAS, pursuant to Section 5.13(b)(vi) of the Partnership Agreement, the Series A Preferred Units may be converted into Common Units on a one-for-one basis, subject to anti-dilution adjustments and certain conditions, (i) at the option of the holders of such Series A Preferred Units, at any time on or after the second anniversary of the Series A Issuance Date, and (ii) at the Partnership’s option, at any time after the third anniversary of the Series A Issuance Date, subject to the satisfaction or waiver of the requirements set forth in Section 5.13(b)(vi)(B) of the Partnership Agreement;

WHEREAS, the Partnership and each Holder desire to have all outstanding Series A Preferred Units converted into Common Units prior to the second anniversary of the Series A Issuance Date;
WHEREAS, on the date hereof, Western Gas Holdings, LLC, the general partner of the Partnership, has executed an amendment to the Partnership Agreement to amend certain tax allocation provisions to facilitate the conversion of the Series A Preferred Units into Common Units prior to the second anniversary of the Issuance Date, which amendment is intended to equalize the Per Unit Capital Amount of each Series A Preferred Unit with an Initial Common Unit immediately after the Partnership’s distributions with respect to all units for the fourth quarter of 2016, distributed on or about February 13, 2017;
WHEREAS, the Partnership has agreed to register resales of the Series A Conversion Units with the Securities and Exchange Commission pursuant to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated March 14, 2016, among the Partnership and the holders of the Series A Preferred Units named therein; and

WHEREAS, in connection with the mutual agreement of the Partnership and the Holders to convert the Series A Preferred Units owned by the Holders into Common Units prior to the second anniversary of the Series A Issuance Date, the Partnership and the Holders desire to, among other things, amend certain of the terms of the Registration Rights Agreement pursuant to Section 3.11 thereof.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
WAIVER AND CONSENT
Section 1.01    Waiver and Consent. The Partnership and each of the Holders hereby (i) waive the requirements and limitations for conversion of the Series A Preferred Units to Common Units under the Partnership Agreement, including, but not limited to, the limitations set forth in Section 5.13(b)(vi) thereto, (ii) consent and agree that the Partnership shall convert the Series A Preferred Units to Common Units pursuant to the Partnership Agreement effective as of February 23, 2017 (the “First Conversion Date”) and May 2, 2017 (the “Second Conversion Date”) in the amounts set forth opposite each Holders name on Schedule A hereto at a Series A Conversion Rate of 1.0, with the Series A Preferred Units to be converted on the Second Conversion Date being referred to in this Agreement as the “Second Conversion Date Preferred Units”, and (iii) acknowledge that this Agreement, including Schedule A hereto, constitutes a Series A Conversion Notice delivered as of the First Conversion Date or the Second Conversion Date, as applicable.

Section 1.02    Ownership of Series A Preferred Units. Each of the Holders, severally and not jointly, represents, warrants and covenants to the Partnership that it is the record and beneficial owner of, and has good and valid title to, the Series A Preferred Units set forth opposite its name on Schedule A hereto free and clear of all liens, claims, rights or encumbrances and, with respect to the Second Conversion Date Preferred Units, will remain the record and beneficial owner of the Second Conversion Date Preferred Units until the Series A Conversion Units to be issued in connection with the Second Delivery Date are delivered to the Holders.

Section 1.03    Delivery of Series A Conversion Units. The Partnership and each of the Holders agree that on the First Conversion Date and the Second Conversion Date, as applicable, the Partnership shall cause the Transfer Agent to electronically deliver the Series A Conversion Units in the amounts set forth on Schedule A hereto to the prime broker listed set forth opposite each Holder’s name on Schedule B hereto in compliance with Section 5.13(b)(vi)(D) of the Partnership Agreement.

ARTICLE II.
REGISTRATION RIGHTS AGREEMENT AMENDMENT

Section 2.01    Amendment to Registration Rights Agreement. Each of the Holders and the Partnership agree that the first sentence of Section 2.01(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:
Shelf Registration. The Partnership shall use its commercially reasonable efforts to (i) prepare and file an initial registration statement on or before March 10, 2017 under the Securities Act to permit the public resale of Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (a “Registration Statement”) and (ii) cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter; provided, however, that the Partnership shall cause such initial Registration Statement to be declared effective by the Commission no later than March 14, 2018 (the “Target Effective Date”).

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Section 2.02    Enforceable Agreement. Except as expressly amended hereby, the Registration Rights Agreement shall remain unmodified and in full force and effect as originally executed without waiver of any provision thereof (including, for the avoidance of doubt and without limitation, Section 2.01(b) of the Registration Rights Agreement). Whenever the Registration Rights Agreement is referred to in any agreement, document or other instrument, such reference will be to the Registration Rights Agreement as amended hereby. In the event of any conflict between the terms of this Agreement and the Registration Rights Agreement, the terms of this Agreement shall prevail.

ARTICLE III.
MISCELLANEOUS

Section 3.01    Binding Effect. This Agreement shall be binding upon the Partnership, each of the Holders and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 3.02    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses

(a)If to the Holders, to the addresses set forth on Schedule A hereto, with a copy to (which shall not constitute notice):

Latham & Watkins LLP
811 Main St., Suite 3700
Houston, Texas 77002
Attention: Sean T. Wheeler
Facsimile: (713) 546-5401
Email: sean.wheeler@lw.com
(b)If to the Partnership:

Western Gas Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attention: Philip H. Peacock, Senior Vice President, General Counsel and Corporate Secretary
with a copy to (which shall not constitute notice):
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston TX 77002-6760

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Attention: David Oelman
Facsimile: (713) 615-5620
Email: doelman@velaw.com

or to such other address as the Partnership or the Holders may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 3.03    Applicable Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction.

Section 3.04    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

WESTERN GAS PARTNERS, LP

By:	Western Gas Holdings, LLC, its general partner

	By:	/s/ Benjamin M. Fink
	Name:	Benjamin M. Fink
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer

[Signature page to Consent and Conversion Agreement]

KA WESTERN GAS HOLDINGS LLC

By:	KA Fund Advisors, LLC, as Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

KAISER PERMANENTE GROUP TRUST

By:	Kayne Anderson Capital Advisors, L.P., as its Manager

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON MLP FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

[Signature page to Consent and Conversion Agreement]

KANTI (QP), L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	KA Fund Advisors, LLC, as Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

BELFER CAPITAL PARTNERS LP

By:	KA Fund Advisors, LLC, as its Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

ORANGE COUNTY EMPLOYEES RETIREMENT SYSTEM

By:	Kayne Anderson Capital Advisors, L.P., as its Manager

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE PREFERRED FUND LLC

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

[Signature page to Consent and Conversion Agreement]

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	KA Fund Advisors, LLC, as its Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

By:	KA Fund Advisors, LLC, as its Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

KAYNE SELECT MIDSTREAM RECOVERY FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P., as its General Partner

	By:	/s/ David Shladovsky
	Name:	David Shladovsky
	Title:	General Counsel

[Signature page to Consent and Conversion Agreement]

BELFER CORP.

By:	KA Fund Advisors, LLC, as its Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

ELIZABETH K. BELFER

By:	KA Fund Advisors, LLC, as Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

LAURENCE D. BELFER

By:	KA Fund Advisors, LLC, as Manager

	By:	/s/ James C. Baker
	Name:	James C. Baker
	Title:	Managing Director

[Signature page to Consent and Conversion Agreement]

FR XIII WES HOLDINGS LLC

By:	/s/ Gary Reaves
Name:	Gary Reaves
Title:	Authorized Person

FR WES CO-INVESTMENT, L.P.

By:	/s/ Gary Reaves
Name:	Gary Reaves
Title:	Authorized Person

[Signature page to Consent and Conversion Agreement]

Schedule A

Holder	Series A Preferred Units to be Converted on the First Conversion Date	Series A Preferred Units to be Converted on the Second Conversion Date
KA Western Gas Holdings LLC 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	1,343,590	1,343,591

Kaiser Permanente Group Trust 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	797,194	797,194

Kayne Anderson Midstream Institutional Fund, L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	355,000	355,000

Kayne Anderson MLP Fund, L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	355,000	355,000

KANTI (QP), L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	260,570	260,570

Schedule A-1

Massachusetts Mutual Life Insurance Company 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	199,298	199,299

Belfer Capital Partners LP 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	159,439	159,439

Orange County Employees Retirement System 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	159,439	159,439

Kayne Preferred Fund LLC 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	135,610	135,611

Kayne Anderson Non-Traditional Investments, L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	94,430	94,430

Kayne Anderson MLP Investment Company 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	67,185	67,185

Schedule A-2

Kayne Anderson Energy Development Company 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	67,185	67,184

Kayne Select Midstream Recovery Fund, L.P. 1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067 Attn: David Shladovsky Email: dshladovsky@kaynecapital.com jbaker@kaynecapital.com	39,860	39,859

Belfer Corp. c/o Belfer Management LLC 767 Fifth Avenue, 46th Floor New York, NY 10153 reporting@belfermgmt.com dshladovsky@kaynecapital.com jbaker@kaynecapital.com	39,860	39,859

Elizabeth K. Belfer c/o Belfer Management LLC 767 Fifth Avenue, 46th Floor New York, NY 10153 reporting@belfermgmt.com dshladovsky@kaynecapital.com jbaker@kaynecapital.com	15,944	15,944

Laurence D. Belfer c/o Belfer Management LLC 767 Fifth Avenue, 46th Floor New York, NY 10153 reporting@belfermgmt.com dshladovsky@kaynecapital.com jbaker@kaynecapital.com	15,944	15,944

Total Kayne Anderson	4,105,548	4,105,548

Schedule A-3

FR XIII WES Holdings LLC 600 Travis, Suite 6000 Houston, TX 77002 Attn: Gary Reaves Email: greaves@firstreserve.com	4,512,117	4,512,118

FR WES Co-Investment, L.P. 600 Travis, Suite 6000 Houston, TX 77002 Attn: Gary Reaves Email: greaves@firstreserve.com	2,343,750	2,343,750

Total First Reserve	6,855,867	6,855,868

TOTAL	10,961,415	10,961,416

Schedule A-4

Schedule B

Holder	Broker Information
KA Western Gas Holdings LLC	DTC Number: 0226 Firm Name: National Financial Services Account Name: KA Western Gas Holdings LLC Account #: K8H-002086 Tax ID #: 35-2554749

Kaiser Permanente Group Trust	DTC Number: 0997 Firm Name: State Street Bank and Trust Company Account Name: Kaiser Permanente Group Trust Account #: 11QI Tax ID #: 94-6365467

Kayne Anderson Midstream Institutional Fund, L.P.	DTC Number: 0352 Firm Name: J.P. Morgan Account Name: Kayne Anderson Midstream Institutional Fund, L.P. Account #: 102-38790 Tax ID #: 26-3885960

Kayne Anderson MLP Fund, L.P.	DTC Number: 0352 Firm Name: J.P. Morgan Account Name: Kayne Anderson MLP Fund, L.P. Account #: 102-35700 Tax ID #: 61-1437017

KANTI (QP), L.P.	DTC Number: 0352 Firm Name: J.P. Morgan Account Name: KANTI (QP), L.P. Account #: 102-45032 Tax ID #: 46-2290393

Massachusetts Mutual Life Insurance Company	DTC Number: 0997 Firm Name: State Street Bank and Trust Company Account Name: Massachusetts Mutual Life Insurance Company Account #: IEG7 Tax ID #: 04-1590850

Belfer Capital Partners LP
JPMorgan Chase Bank, N.A.
DTC Participant Number - 902
Credit Account Number - P72500
FFC Acct Number - PBD # 51 29260 001
FFC Acct Name - Belfer Capital Partners, LP
Contact - James Pretti @ 1-888-207-2025

Schedule B-1

Orange County Employees Retirement System	DTC Number: 0997 Firm Name: State Street Bank and Trust Company Account Name: Orange County Employees Retirement System Account #: JV9N Tax ID #: 04-3384940

Kayne Preferred Fund LLC	DTC Number: 0226 Firm Name: National Financial Services Account Name: Kayne Preferred Fund LLC Account #: K8H-002084 Tax ID #: 35-2553835

Kayne Anderson Non-Traditional Investments, L.P.	DTC Number: 0352 Firm Name: J.P. Morgan Account Name: Kayne Anderson Non-Traditional Investments, L.P. Account #: 102-36274 Tax ID #: 95-4198602

Kayne Anderson MLP Investment Company	DTC Number: 0352 Firm Name: J.P. Morgan Account Name: Kayne Anderson MLP Investment Company Account #: 102-39488 Tax ID #: 56-2474626

Kayne Anderson Energy Development Company	DTC Number: 0352 Firm Name: J.P. Morgan Account Name: Kayne Anderson Energy Development Company Account #: 102-39490 Tax ID #: 20-4991752

Kayne Select Midstream Recovery Fund, L.P.	DTC Number: 2424 Firm Name: J.P. Morgan Account Name: Kayne Select Midstream Recovery Fund, L.P. Account #: 113-80158 Tax ID #: 47-5195808

Schedule B-2

Belfer Corp.	JPMorgan Chase Bank, N.A. DTC Participant Number - 902 Credit Account Number - P72500 FFC Acct Number - PBD # 26 63486 007 FFC Acct Name - Belfer Corp Contact - James Pretti @ 1-888-207-2025

Elizabeth K. Belfer	JPMorgan Chase Bank, N.A. DTC Participant Number - 902 Credit Account Number - P72500 FFC Acct Number - PBD # 26 76530 007 FFC Acct Name - Elizabeth K. Belfer Contact - James Pretti @ 1-888-207-2025

Laurence D. Belfer	JPMorgan Chase Bank, N.A. DTC Participant Number - 902 Credit Account Number - P72500 FFC Acct Number - PBD # 26 65040 000 FFC Acct Name - Laurence D. Belfer Contact - James Pretti @ 1-888-207-2025

FR XIII WES Holdings LLC	DTC Number: 0226 Firm Name: National Financial Services Account Name: FR XIII WES Holdings LLC Account #: K8H-002087 Tax ID #: 81-1540408

FR WES Co-Investment, L.P.	DTC Number: 0226 Firm Name: National Financial Services Account Name: FR WES Co-Investment, L.P. Account #: K8H-02088 Tax ID #: 81-1899621

Schedule B-3